Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Phil Nichols, Treasurer

(866) 814-6512

MASSEY ENERGY TO FILE FORM 10-K AND ADJUSTS PREVIOUSLY

REPORTED FINANCIAL RESULTS BY CORRECTING INCOME TAX PROVISION

Richmond, Virginia, March 1, 2007 – Massey Energy Company (NYSE: MEE) today will file its Annual Report on Form 10-K for the year ended December 31, 2006 which includes an adjustment to its income tax provision at December 31, 2006 impacting previously announced fourth quarter and full year 2006 earnings. The non-cash adjustment in the amount of $2.7 million ($0.03 per basic and diluted share) was identified during the preparation of the Company’s Form 10-K for 2006. Consequently, the Company’s income for the fourth quarter and full year 2006 will total $8.0 million ($0.10 per diluted share) and $41.0 million ($0.50 per diluted share), respectively, versus the previously reported income of $10.7 million ($0.13 per diluted share) and $43.7 million ($0.53 per diluted share), respectively.

Massey Energy Company, headquartered in Richmond, Virginia, with operations in West Virginia, Kentucky and Virginia, is the fourth largest coal company in the United States based on produced coal revenue.

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FORWARD-LOOKING STATEMENTS: Certain statements in this press release that are forward-looking as defined by the Private Securities Litigation Reform Act of 1995 are based on facts and conditions as they exist at the time such statements are made as well as predictions as to future facts and conditions the accurate prediction of which may be difficult and involve the assessment of events beyond the Company’s control. Caution must be exercised in relying on forward-looking statements. Due to known and unknown risks, the Company’s actual results may differ materially from its expectations or projections. Factors potentially contributing to such differences include, among others: the Company’s successful implementation of its strategic plans and objectives; the market demand for coal, electricity and steel which could adversely affect the Company’s operating results and cash flows; future economic or capital market conditions; deregulation of the electric utility industry; competition in coal markets; inherent risks in coal mining beyond the Company’s control, including weather and geological conditions; the Company’s ability to expand mining capacity; the Company’s production capabilities; the Company’s plan and objectives for future operations, expansion or consolidation; failure to receive new contracts; customer cancellations of, or breaches to, existing contracts; customer delays or defaults in making payments; the Company’s ability to manage production costs; the Company’s ability to timely obtain necessary supplies and equipment; the Company’s ability to attract, train, and retain a skilled workforce to meet replacement or expansion needs; fluctuations in the demand for, price and availability of, coal due to labor and transportation costs and disruptions, governmental policies and regulatory actions, legal and administrative proceedings, settlements, investigations and claims, foreign currency changes and other factors; and greater than expected environmental and safety regulations, costs and liabilities. The forward-looking statements are also based on various operating assumptions regarding, among other things, overhead costs and employment levels that may not be realized. While most risks affect only future costs or revenues anticipated by the Company, some risks might relate to accruals that have already been reflected in earnings. The Company’s failure to receive payments of accrued amounts could result in a charge against future earnings.

Additional information concerning these and other factors can be found in press releases as well as Massey’s public filings with the Securities and Exchange Commission, including the Company’s Form 10-K for the year ended December 31, 2006, which was filed on March 1, 2007. Massey’s filings are available either publicly, on the Investor Relations page of Massey’s website, www.masseyenergyco.com, or upon request from Massey’s Investor Relations Department: (866)814-6512 (toll free). Massey disclaims any intent or obligation to update its forward-looking statements. For further information, please contact the Company via its website at www.masseyenergyco.com, Investor Relations.